It's getting better. I want to add recently announced fellows and awards

News from New York Photonics

January 2024

TOP 10 FOR 2023
OPI NOTABLE NEWS

There were plenty of headline-making innovations and announcements in 2023 for New York Photonics members. Too many to list here. Here's a look at 10 optics and photonics developments in New York State and Greater Rochester for 2023, including significant investments in education, research, and industry collaboration.

1) **The CHIPS Act Tech Hub designation**
   The Buffalo-Rochester-Syracuse region was designated in October a federal "Tech Hub" through the CHIPS and Science Act, an effort led by Sen. Charles Schumer and Congressman Joseph Morelle. The designation is expected to bolster the region in semiconductor manufacturing and

innovation, placing the region in a select group of 31 Tech Hubs with the ability to compete for billions of dollars in federal funds.

2) MCC optics and leadership recognized nationally

The Precision Optics Program at Monroe Community College was awarded a $5.1 million grant in September from the U.S. Department of Defense's Manufacturing Engineering Education Program (MEEP). The MCC optics program has grown dramatically under the leadership of Dr. Alexis Spilman Vogt, who was recognized with the 2023 SPIE María J. Yzuel Educator Award for outstanding contributions to optics, specifically "for being a superb strategic educator in addressing the needs of an underserved market."


SPIE.
AWARDS
Alexis Vogt

Dr. Alexis Spilman Vogt,
Professor and Chair of Optics at MCC, at the 2023 SPIE Awards

3) University of Rochester research rewards

- A $10 million award from the U.S. Department of Energy will fund a multi-institutional inertial fusion energy hub at the UR Laboratory for Laser Energetics.
- U of R was awarded a $1 million National Science Foundation grant and is in the running for $160 million to further establish the Finger Lakes region as America's leader in laser technology. (more below)
- U of R was selected as a site for the prestigious Research Experiences for Undergraduates (REU) program, focusing on nanophotonics, quantum photonics, and vision/biomedical optics.
- The university joined the Northeast University Semiconductor Network, advancing collaboration with institutions to spur workforce growth in semiconductor manufacturing.

4) AIM Photonics exhibition and investment

- AIM Photonics showcased advanced photonic integrated circuit (PIC) developments at a Department of Defense Manufacturing Technology exhibition, providing a platform for AIM Photonics to demonstrate technologies critical to national defense.
- The New York State Photonics Board approved a $27.5 million investment in AIM Photonics Test, Assembly, and Packaging (TAP) facility in Rochester. This funding, part of a larger $250 million commitment, will enhance the facility's research and development capabilities and support educational opportunities in photonics technology.

5) RIT and Quantum Optics

RIT's Future Photon Initiative and SPIE hosted "Photonics for Quantum" in June, together international experts, industry personnel, and students focused on quantum science and technology enabled by photonics. (The 2024 date is June 10-20 in Waterloo, Ontario, Canada.)

6) Thorlabs Mobile Photonics Lab Experience

Thorlabs launched in September the Thorlabs Mobile Lab Experience, leveraging various platforms to make photonics education accessible through hands-on, experiential learning in a lab while visiting schools, labs, and events. Initial courses cover essential topics such as collimating light sources, coupling light into fiber, and creating/measuring polarized light.


THORLABS

Lisa Belodoff, CEO of Bell Collaborative, and Dr. Bill Warger, Director of Photonics Education at Thorlabs, at the mobile lab after the NYP CMMC 2.0 Cybersecruity Update in September

7) **Syntec Optics goes public on Nasdaq**
Syntec Optics, a leading manufacturer in the optics and photonics industry, celebrated its listing on Nasdaq on Nov. 1, showcasing achievements in satellite optics and night-vision defense optics.

8) **G&H grows life sciences sector**
G&H, a global player in the optics and photonics industry, expanded into the life sciences sector through the acquisition of GS Plastic Optics in July. This acquisition is part of G&H's strategy to establish a North American Life Sciences Center of Excellence in Rochester, bringing a commitment to downtown, creation of new jobs, and 25-percent growth in the next five years.

9) **Expanding headquarters**
- Optimax Systems, globally known for precision optics, announced a major expansion of their facilities in Ontario, N.Y., which will create hundreds of new jobs, on the heels of being named by *Forbes* one of "America's Best Small Employers."
- TOPTICA Photonics, a global leader in laser technology, announced its new home in Perinton, N.Y., in May, renovating a 30,000-square-feet facility to feature manufacturing labs and three ISO Class 7 clean rooms.

10) **Federal funding bolsters Rochester's development of next-generation lasers**
The National Science Foundation has awarded the University of Rochester a $1 million Regional Innovation Engines Development Award grant to begin

developing the next generation of lasers. Leading the effort will be Thomas Brown, the director of the Institute of Optics, and Jonathan Zuegel, a professor of optics and a distinguished scientist at the Laboratory for Laser Energetics.

This planning grant project, NSF Engines Development Award: Advancing laser technologies in the Rochester region (NY), will bring together a variety of institutional, industrial, and business partners to lay the groundwork for establishing an innovation and economic hub built around the Science, Technology and Engineering of Lasers and Laser Applications Research (STELLAR).

LUMINATE NY 2023 NAMES OPI AWARDEES

Computer-vision innovator Oculi earns $1M as "Company of the Year"

Gov. Kathy Hochul announced the winners of Luminate NY 2023 on Sept. 17, with machine-vision innovator Oculi earning the $1 million grand prize.

More than 1,000 people attended the finals at The Theater at Innovation Square both in-person and virtually, with viewers in 36 countries watching the event's livestream. The finals, sponsored by Optica, marked the graduation of Luminate's Round 6 startups. The application deadline for Round 7 of the OPI competition is Jan. 8, 2024.

Luminate, administered by NextCorps, is the world's largest business accelerator for emerging companies that have technologies enabled by optics, photonics, and imaging. To date, the cohort-based program has invested $18 million in the 63 startup companies in the Luminate portfolio

"Thanks to Luminate NY, our state will continue to lead the nation on cutting-edge technological research … bringing transformative products in optics, photonics, and the imaging supply chain to market," said Gov. Hochul.


OCULI
$ 1,000,000.00
ONE MILLION DOLLARS
NANOPATTERN TECHNOLOGIES
TWO HUNDRED THOUSAND DOLLARS
FIFTY THOUSAND DOLLARS

Luminate's Dr. Sujatha Ramanujan, left center, and
Oculi's Dr. Charbel Rizk, center, at Luminate NY 2023 Finals

About Oculi

Oculi received the "Company of the Year" Award, receiving $1 million in investment from New York State through the Finger Lakes Forward Upstate Revitalization Initiative. Oculi will use the follow-on funding to move its headquarters from Baltimore to Rochester and scale operations for mass production and advancing product development.

Oculi is redefining computer and machine vision with the world's first smart, programmable vision sensor, the Oculi SPU™ (Sensing and Processing Unit). It combines the efficiency of the human eye and the speed of machines to make computer vision faster and more efficient. By embedding intelligence and processing in the sensor at the pixel level, the innovative chip has the power to transform smart devices across homes, offices, and vehicles.

"The Luminate program, team, and the region surpassed my expectations," said Dr. Charbel Rizk, Oculi CEO. "I learned so much about the beautiful Finger Lakes region and the relevant ecosystem that exists here. Had I known that earlier on, it would have been my company's home from day one."

Luminate finalists recognized

The finalists and winners were judged on business pitches and their due diligence completed during the six-month accelerator program.

Digiteyez was awarded the Outstanding Graduate Award and $400,000 in follow-on investment. The Washington, D.C.-based company is digitizing the vision industry by delivering eyecare on demand with Clear, a quick and easy online eye test that customers can take anywhere, from any device.

Three companies tied for the Distinguished Graduate Award, with each receiving $200,000 in follow-on funding: NanoPattern Technologies (Chicago), which is transforming display manufacturing with its patented chemistry and quantum dot ink; Quantune Technologies(Berlin, Germany), which is commercializing the world's first chip-sized laser spectrometer; and Swave Photonics (Leuven, Belgium) which is transforming how augmented and virtual reality are experienced through its Holographic eXtended Reality (HXR) technology.

Honorable Achievement and $50,000 went to Photonect Interconnect Solutions, a Rochester-based startup that is reshaping the future of optical fiber to photonic chip connections by using laser technology instead of traditional glue.

The Audience Choice award granted $10,000 to QART Medical (Raanana, Israel), which is changing the way embryologists approach IVF by providing objective information about individual sperm cells

"Early-stage companies developing deep tech require support that is specific to their needs," said Dr. Sujatha Ramanujan, Luminate managing director. "With the rich OPI resources that are available in the Finger Lakes, we're able to match them to the expertise, partners, and investors that can help them speed the trajectory of their technology and business."

The Luminate NY accelerator, based in Rochester, provides more than 200 hours of instruction to a select 10 to 12 startup companies, as well as the resources to advance their technologies and businesses. Funding of $100,000 is granted upon program start in April 2024, with the expectation that $50,000 will be used to engage resources in the Finger Lakes region.

Those applying for 2024 consideration (due Jan. 8) may attend a "Tips for Applying to Luminate" talk at 1 p.m. (ET) Thursday, Jan. 4. Register HERE.

NEXTCORPS LUMINATE
FAST PITCH

NEXTCORPS
LUMINATE

SAVE THE DATE: APRIL 11, 2024

Applications open through January 8, 2024

Apply here

FAST FACTS
TECH HUBS, A SUPERHIGHWAY, AND CHIPS — WHAT IT ALL MEANS

The Buffalo-Rochester-Syracuse region has been deemed a semiconductor Tech Hub, one of 31 regions in the United States to earn this designation under the CHIPS and Science Act.

During an Oct. 23 Rochester press event, Sen. Charles Schumer referred to our region of collaborating cities along the NYS Thruway as “America’s semiconductor superhighway.” What is the potential of the Tech Hub designation? How can we continue working together to make certain that our region is a nationally recognized as major OPI hub?


Tech Hub Touchdown!
Semiconductor Superhighway
NYSMART
I-CORRIDOR

Bob Duffy, CEO Rochester Chamber of Commerce, NY Senator Charles Schumer, Rochester City Mayor Mailk Evans, Monroe County Executive Adam Bello, Congressman Joe Morelle (NY25), at the Oct. 23 press announcement at NextCorps

Buffalo, Rochester, and Syracuse are officially on the road to becoming America's

What does a "Tech Hub "designation mean?

The goal of this Biden Administration Tech Hub program is to strengthen U.S. economic and national security with investments of assets and resources in regions across the country. The program will enable regions to become globally competitive in the technologies and industries of the future — and for those industries, companies, and the good jobs they create, to start, grow, and remain in the United States.

This program brings together diverse public, private, and academic partners to drive regional growth. With their existing innovation assets as a foundation, these Tech Hubs will build the workforce of the future; enable businesses to start and

semiconductor superhighway

— Sen. Charles Schumer
Oct. 23, 2023

scale; and deploy and deliver critical and emerging technologies.

Bottom line: a Tech Hub designation is a strong endorsement of a region's plan to supercharge a critical technology ecosystem and become a global leader over the next decade.

How was our region chosen?
The Buffalo-Rochester-Syracuse proposal, called the "NY SMART I-Corridor Tech Hub," was among hundreds of applications submitted to nationwide competition, backed by Sen. Charles Schumer, Congressman Joseph Morelle (NY25), and other key officials. Political and economic leaders knew that proposing the three cities together would create a stronger case for consideration, by combining assets of Buffalo, Rochester, and Syracuse to establish a globally recognized semiconductor manufacturing hub.

The goal is to transform the tri-city region into a global hub for workforce training, innovation, and manufacturing of semiconductor technology. In the regional context, Congressman Joe Morelle's advocacy is significant, especially given the potential synergies with the existing technological and industrial base in upstate New York. The region's history with companies like Kodak, Xerox, and Bausch and Lomb provides a strong foundation for semiconductor and related technological developments.

NY SMART I-Corridor consortium includes more than 80 members from the public sector, industry, economic and workforce development, labor communities, and highway education, including Rochester Institute of Technology, University of Rochester, and Monroe Community College.

What resources are coming to our region with this designation?
Our tri-city region will compete with the 31 regions nationwide for the next phase of the Tech Hubs program, for an initial pool of $500 million in federal funding, as 10 regions of the 31 will receive an investment of $50 to $75 million.

Ultimately, the program could grow up to $10 billion, meaning that successful tech hubs may have the opportunity for significant additional funding. Plus, the Department of the Treasury has proposed rules to implement tax credits for companies engaged in semiconductor manufacturing, further incentivizing investment in this sector.

How this relates to the CHIPS and Science Act?
The Tech Hub designation CHIPS and Science Act of 2022, a major legislative effort to reinvigorate the U.S. semiconductor industry, heavily influenced the Tech Hub designation. The act positioned our region to become a significant player in the semiconductor industry, leveraging the rich history and current capabilities in optics, photonics, and imaging.

In addition to the semiconductor superhighway reference, some have begun referring to our Great Lakes/Finger Lakes region as "Silicon Lakes," playing off the Silicon Valley nickname.

The CHIPS Act of 2022 has experienced significant progress, with 2023 seeing more than $166 billion in manufacturing in semiconductors and electronics, demonstrating a robust private sector response. One notable example of private-sector commitment in line with the CHIPS Act is Micron's engagement with the Syracuse community.

New York Photonics can help you navigate
New York Photonics is here to help member companies navigate these complex and multifaceted opportunities, which may feel like the "Wild West" of government funding and designations. Our focus is providing tailored support to ensure you can effectively leverage the opportunities that this legislation presents.

In our next newsletter, we will share specific programs and resources for navigating the world of hubs, superhighways, and CHIPS. Until then, please reach out if we can help or support you.

NEW YORK PHOTONICS
ANNUAL MEETING

Mergers & acquisitions continue. What's driving them?



Speakers:

- Congressman Joseph Morelle (NY25) Co-chair of the Congressional Optics Caucus
- Jenn Cable, President, Thorlabs
- MCC Update: Dr. Alexis Spilman Vogt, Endowed Chair & Professor, Optical Systems Technology, Monroe Community College
- Charting the Path Forward for New York Photonics: Tom Battley, Executive Director, New York Photonics

SAVE THE DATE:
Monday, Jan. 22, 2024
4:30 to 8 p.m. at Fairport Brewing

Emerging from the pandemic, New York's OPI industry has experienced several mergers and acquisitions – some of them companies that have been long-term fixtures in our community. An abundance of private equity dollars, a hot OPI market, and owners looking to cash out all play a part, as do the dynamics of an active cluster including the top precision optics training program in the nation, and internationally respected engineering programs.

Thorlabs acquisition of JML Optical in Rochester took some people by surprise, — but why? To others it looks like a perfect fit and part of a long-term strategy that make sense. Hear about that strategy from Jenn Cable, Thorlabs president since 2020.

The Precision Optics Program at Monroe Community College has been growing rapidly. Led by Professor Alexis Spilman Vogt, enrollment at the program has increased exponentially since she arrived and MCC DEEP OPS was awarded another Manufacturing Engineering Education Program (MEEP) Grant from the Office of Naval Research in 2023. We'll get an update and more details from Dr. Vogt.

Congressman Joseph Morelle (NY25), co-chair of the Congressional Optics Caucus, will share his vision and support for

New York's – and the nation's – OPI industry.

Whether you are an optics manufacturer, an educator, or you consider yourself a stakeholder in the role our critical industry plays in the region, we encourage you to join us.

OPTIMAX

THORLABS

LUMETRICS

TOPTICA

Alfred University
OUTSIDE of ORDINARY

OMEGA OPTICAL
THIN-FILM FILTER DIVISION

OMEGA
OPTICAL HOLDINGS

Monroe Community College
STATE UNIVERSITY OF NEW YORK

SWBR

ROC OPTICA

Register today

WOMEN IN OPTICS SCHOLARSHIP


WOMEN IN OPTICS
SCHOLARSHIP
SPONSORED BY:
OPTIMAX
SPIE.

SPIE and Optimax co-sponsor the Women in Optics Scholarship for women students.

Two annual $5,000 scholarships will support women studying in the fields of optics, photonics, or engineering.

Read more

AN INTERVIEW WITH JOSEPH MOHR, SYNTEC OPTICS


PEPSICO
0.59%
0.29%
0.02%
amazon
0.18%
PayPal
0.46%
SYNTEC
OPTICS
Nasdaq
SYNTEC

The Syntec team rings the Nasdaq bell on Nov. 1


SYNTEC
OPTICS
Nasdaq

With the majority of members of New York Photonics being privately held, we are happy to recognize a growth milestone when a fellow member becomes a publicly traded company.

Syntec Optics, one of the largest custom optics and photonics manufacturers in the United States, is now publicly traded, with leadership ringing the Nasdaq bell on Nov. 1, 2023. New York Photonics talked with CEO Joseph Mohr about the journey and Syntec's exciting future and we share that conversation here.

NY Photonics public listing (OPTX) experience:
NYP: *Mr. Mohr, congratulations on Syntec Holdings recently being listed on Nasdaq as OPTX. Share with us the emotions and significance of ringing the bell at Nasdaq for you and your team?*

JM: It was exhilarating to be with and represent my team from Syntec Optics when ringing the opening bell at NASDAQ. It is a great milestone for Syntec Optics to become public and be able to accelerate our motto of positive societal impact "changing the way the world views itself, one optic at a time."

Decision Behind Going Public:
NYP: *What were the key motivations and strategic goals behind Syntec's decision to go public? How do you envision this move aligning with Syntec's long-term objectives?*

JM: Syntec Optics' mission is to provide a U.S.-based scalable unifying platform of optics and photonics manufacturing that keeps American soldiers from harm's way, offers doctors technology and tools for patient care, and delivers photonics-enabled consumer precision. We believe the consistency of revenues over the past decade of operations,

independent of the general trends of the general economy, and the mission-critical nature of our product offerings, are our basis that these markets are acyclical.

Syntec Optics has created a competitive advantage through advanced manufacturing and vertical and horizontal integration, and it participates mostly in mission critical applications that have long product cycles. Syntec Optics plans to further add companies through acquisitions in the photonics space to further expand our portfolio of our existing, U.S.-based, advanced manufacturing processes to provide optics technology and sub-systems.

Impact on business model and subsidiaries:
NYP: *With Syntec Holdings now public, can you elaborate on any changes or expansions in the company's business model and how will this transition impact the operations of Syntec Optics?*

JM: Our unifying platform is a key differentiator. We believe the unifying platform is an aggregation of horizontal and vertical optics and photonics capabilities that span through the value-chain across materials, spectrums and advanced manufacturing processes. This unifying platform works by providing customers with several manufacturing capabilities as a one-stop-shop that saves time and reduces logistical burdens and costs.

Syntec Optics has built a solid foundation over many decades of developing new processes that produce various geometries and shapes of optical elements used in all parts of the spectrum. Syntec Optics focuses on new optics and photonics technologies for the Biomedical, Defense & Security, and Consumer/Industrial/Communications end markets.

Market expansion and new capabilities:
NYP: *The public listing on Nasdaq opens up new avenues for Syntec. Can you discuss any specific new markets that Syntec is aiming to penetrate? Also, what are the new capabilities or technologies that Syntec has developed or is planning to develop to cater to these new markets?*

JM: Syntec Optics plans to grow the new end markets of communications (space economy and telecommunications) and sensing. The anticipated timeline of entering the communications end market was 2023 and we achieved this, as Syntec Optics has been prototyping products during Q1 and Q2 of 2023 and entered the production phase in the latter half of 2023.

As previously announced, Syntec Optics launched space optics product that enables space communication and microlens arrays that enable telecommunications. We are currently partnered with University of Rochester to enable biomedical sensing using photonics integrated circuits.

Financial and Operational Strategy Post-Nasdaq Listing:
NYP: *Can you provide insights into how Syntec plans to utilize the capital available in public markets? What are the key areas of investment and growth that you are targeting in the near future?*

JM: Our core growth strategy also involves inorganic growth with complementary businesses to augment our existing unifying platform. Syntec plans to run a disciplined process to arrive at a targeted list of companies it would like to acquire.

Selected companies will have a similar culture of precision and societal impact that can apply industry findings to build the next great public company that enables light. Such a company shall serve as a platform to add more diverse end-markets, achieve stable earnings growth, and build an R&D pipeline that brings sustainable future growth.

Innovation and R&D focus:
NYP: *Innovation is crucial in the optics industry. Post-Nasdaq Listing, how does Syntec plan to continue its commitment to research and development? Are there any groundbreaking projects or collaborations that we can look forward to?*

JM: Syntec Optics' polymer-based optics provide numerous advantages compared to incumbent products, such as glass-based optics. Polymer-based optics are smaller sized, lower weight, and lower in power consumption. Polymer-based optics use polymers throughout the fabrication process which offers high production volume and fast repeatability. Other advantages of polymers are their high impact resistance; polymers do not split like glass, making this type of optics highly durable in applications such as heads-up displays, goggles, and biomedical disposable optics.

Another key advantage we offer customers is rapid prototyping. While advanced molding techniques are used for high volume production and beta samples, we use nanomachining of polymers for quick alpha samples. Often in cameras or optics sub-systems, glass and polymer elements are combined to provide durability and higher performance. Syntec Optics has announced new products like the Viper and 3X magnifier scope, which are currently under development and initial production.

Also under development is a thermal augmentation device for day scopes. In addition, Syntec Optics is currently engaged as a supplier for a U.S. Department of Commerce's National Institute of Standards and Technology (NIST) funded research and development project for the sensing end market.

Implications for NY Photonics and the industry:
NYP: *How does Syntec's move to go public reflect on the broader photonics industry, particularly in New York? What implications does this have for fellow members of NY Photonics?*

JM: We believe the field of optics and photonics is at a critical crossroad and at the precipice of a much larger societal impact. This is happening in various different siloed areas. Syntec Optics is a catalyst in bringing these diversely skilled experts to focus on enhancing the quality of human life through their pioneering and innovation. This will happen because optics and photonics enables quantum computing, cancer detection, disease prevention, and keeping soldiers out of harm's way.

Message to stakeholders and NY Photonics community:
NYP: *What message would you like to convey to Syntec's stakeholders and the NY Photonics community about this new chapter in the company's journey?*

JM: Syntec Optics believes that photon enabled technologies are more than just a trend. Our goal is to deliver impactful solutions for optics and photonics enabled solutions globally. We believe that the innovative design for manufacturing of our optics and photonics enabling products is ideally suited for the demands of modern OEMs who rely on opto-electronics, light enabled devices, and intelligence that require high-precision and reliability.

Ultimately, our vertically integrated advanced manufacturing platform offers our clients across several end markets disruptive light-enabled technologies and sub-systems. Light-enabled products increasingly require optics and photonics imagers, sensors, and detectors that Syntec Optics is ideally suited to support.

The Syntec Optics' team is currently enabling precision that is pushes the limits of what is possible in optics from space optics to biomedical optics to communications microlens arrays. Every company needs a strong ecosystem to support it and we would like to thank the NY Photonics community that has supported us for over two decades.

CLICK HERE to watch the Video to Nasdaq bell ringing

SPONSOR
SPIE JAM TOUR '24


SPIE.
JAM
TOUR 24
HOT FOR OPTICS
WEDNESDAY JANUARY 31ST 2024 | 8PM - MIDNIGHT | MINNA GALLERY, SF

Plans are rolling for the most rockin' event during Photonics West — the SPIE Jam Tour '24, with musicians from the optics and photonics industry taking the stage to jam out on Jan. 31.

Proceeds from ticket sales and sponsorships will support optics education. If you are interested in sponsorship opportunities, please reach out to Tracy Armstrong.



PRESENTING SPONSORS

infinite OPTICS

SPIE.

QED Optics
PRECISELY WHAT YOU NEED

Spica Technologies Inc.

TRIOPTICS USA

ROADIES

RUDA OPTICAL

SPIE OPTIFAB

More than 180 optics companies from around the world exhibited at SPIE Optifab 2023 in Rochester this past October: North America's largest optical manufacturing conference and exhibition.

One booth featured an extensive display of prisms while its neighboring booth showcased a massive diamond-turning process. One hands-on demonstration relayed advancements in defense technology, with night-vision goggles and helmets alongside their earlier incarnations, showing, when tried on, the progress in comfort and weight and accuracy.

Among the global companies exhibiting their latest products and optical-manufacturing offerings were an impressive number from the Rochester region, and not just because it was the host city. Rochester is America's precision optics hotbed. And America's precision optics hotbed needs technicians, lots of them.AmeriCOM hosted two noteworthy events, and was invited to speak at a third. Their plenary panel and Student Day activities became the buzz of the conference.


SPIE.OPTIFAB

MCC, high school students, and teachers on Student Day at Optifab 2023

More than 450 college and high school students attended Student Day at OptiFab, marking the largest student participation in conference history. AmeriCOM co-sponsored the event with Optimax.

MCC Students Visit VERTEX


GEN 1

Dr. Alexis Spilman Vogt visited Vertex in December with the students of her MCC "Introduction to Optics" class.

Students were given an opportunity to explore the Vertex facilities, witness hands-on fabrication of optical components, and gain insights into the real possibility of becoming an entrepreneur or employee in the optics industry.

UPCOMING EVENTS

SPIE. PHOTONICS WEST

SPIE PHOTONICS WEST

JAN 27 - FEB 1

Moscone Center San Fransisco, CA

BIOS /JAN 27-28
QUANTUM WEST /JAN 30-31
AR/VR/MR / JAN 30-31

CLEO

Laser Science to Photonic Applications

CLEO
MAY 5-10, 2024
Charlotte Convention Center
Charlotte, NC

DISPLAY WEEK

DISPLAY WEEK
MAY 14-16, 2024
Palmer House Hilton Hotel
San Jose, CA

PHOTONICS FOR QUANTUM

SPIE. RIT Rochester Institute of Technology

PHOTONICS FOR QUANTUM
JUN 17-20
University of Waterloo
Waterloo, Ontario, Canada

THE CALL FOR PAPERS
IS NOW OPEN

SPIE. DEFENSE+ COMMERCIAL SENSING

SPIE DEFENSE + COMMERCIAL SENSING
APR 21 - 25, 2024
National Harbor, Maryland

SPIE. ASTRONOMICAL TELESCOPES+ INSTRUMENTATION

ADVANCING ASTRONOMICAL TELESCOPES + INSTRUMENTATIO N
JUN 16-21, 2024
Yokohama, Japan

SPIE. OPTICS+ PHOTONICS

OPTICS + PHOTONICS
AUG 18-22, 2024
San Diego, CA

About New York Photonics

The Rochester Regional Photonics Cluster (RRPC / New York Photonics) is a not-for-profit organization founded to promote and enhance the New York State optics, photonics,

and imaging industry by fostering the cooperation of business, academia, and government.

# # #

Contact Executive Director Tom Battley at (585) 329-4029
or email tbattley@newyorkphotonics.org.

New York Photonics | https://newyorkphotonics.org/

New York Photonics | 1565 Jefferson Rd., Bldg. 420, Rochester, NY 14623

Unsubscribe tbattley@newyorkphotonics.org

Update Profile | Constant Contact Data Notice

Sent by tbattley@newyorkphotonics.org powered by

Constant Contact